DMK Pharmaceuticals Inc. 8-K

Exhibit 10.4

DMK PHARMACEUTICALS CORPORATION
INDUCEMENT STOCK OPTION AWARD AGREEMENT

STOCK OPTION GRANT NOTICE
__________ __, 202_

You (“Optionholder”, “Participant” or “Optionee”) have been granted a Nonstatutory Stock Option (the “Option” or the “option”) to purchase the number of shares of Common Stock of DMK Pharmaceuticals Corporation (the “Company”) set forth below, outside of the Company’s 2020 Equity Incentive Plan, as amended from time to time (the “Plan”), pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules as a material inducement to, in connection with, the Participant’s acceptance of an offer of employment with the Company. Nevertheless, this Option is subject to the terms, conditions and provisions set forth in the Plan (except for Section 11 thereof), which is attached hereto and incorporated by reference herein, that are applicable to stock options, as well as this Inducement Stock Option Award Agreement, which includes and incorporates the Stock Option Grant Notice and the Option Agreement (and Notice of Exercise) attached hereto and incorporated herein by reference (the “Option Agreement” or the “Award Agreement”). Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Option Agreement.

Optionholder:		_______________
Date of Grant:		__________ ___, 202_
“Vesting Commencement Date”:		__________ ___, 202_
Number of Shares Subject to Option (“Option Shares”):		__________
Exercise Price (Per Share):		$_____
Total Exercise Price:		$_____
Expiration Date:		10 years from the Grant Date
Type of Grant:	☒	Nonstatutory Stock Option
Exercisability:		Same as Vesting Schedule
Payment:		By one or a combination of the following methods of payment (described in the Option Agreement):
☒ Cash or check
☒ Wire transfer, bank draft or money order payable to the Company
☒ In the Company’s sole discretion, pursuant to a Regulation T program, if the Company has established such a program (cashless exercise), if the shares are publicly traded
☒ In the Company’s sole discretion, by delivery of already-owned shares if the shares are publicly traded
☒ In the Company’s sole discretion, by net exercise, if the Company has established procedures for net exercise

Vesting Schedule: The Option shall become exercisable and shall vest with respect to [Insert Applicable Vesting Schedule], so that the Option is exercisable in full after [Insert Applicable End Vesting Date], and subject in each case to the Optionholder providing Continuous Service to the Company as of each applicable vesting date, as provided in the Plan and the Option Agreement relating to this Option.

Corporate Transactions: In connection with a Corporate Transaction (as defined in the Plan), the Board may take such actions with respect to the Option as are described in the Plan. In addition, if provided for in any written employment agreement between Optionholder and the Company, upon the closing of a Change in Control of the Company (as defined in such separate agreement), the vesting of any unvested portion of the Option shall be accelerated in full and the Option shall become fully vested and immediately exercisable as to all Option Shares.

Inducement Grant: Optionholder represents and warrants to the Company that prior to the date that Optionholder first became an employee of the Company, Optionholder was not previously an employee or director of the Company, and that the offer of the grant of the Option to Optionholder was a material inducement to Optionholder’s willingness to accept the Company’s offer of employment and become an employee of the Company.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of options and other equity awards, if any, previously granted and delivered to Optionholder under the Plan or any other equity incentive plan of the Company. Notwithstanding the foregoing, the vesting and exercisability of the Option, and acceleration of vesting of the Option, shall also be subject to the provisions of any written employment agreement between Optionholder and the Company regarding options held by Optionholder to purchase shares of common stock of the Company, which provisions are hereby incorporated by reference.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING AND EXERCISABILITY OF THIS OPTION PURSUANT TO THE VESTING SCHEDULE DESCRIBED HEREIN WILL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement and agree that the Option is to be governed by the terms and conditions of this Award Agreement and the Plan.

DMK Pharmaceuticals Corporation, a Delaware corporation

By:
Title:
Date:

By signing below, the Optionholder acknowledges receipt of a copy of the Plan and the Award Agreement, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Optionholder has reviewed this the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement and the Plan. The Optionholder agrees that all questions of interpretation and administration relating to this Award Agreement and the Plan shall be resolved by the Committee in accordance with Section 14 of this Award Agreement. This Stock Option Grant Notice and Award Agreement have been signed as of the date first set forth above.

OPTIONHOLDER:

Signature:

Print Name:

Date:

ATTACHMENTS: Option Agreement, Notice of Exercise and 2020 Equity Incentive Plan

ATTACHMENT I

DMK PHARMACEUTICAL CORPORATION
INDUCEMENT STOCK OPTION AGREEMENT

(NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (which shall be deemed to include the Grant Notice) (together, the “Award Agreement” or the “Option Agreement”), DMK Pharmaceuticals Corporation (the “Company”) has granted you an option to purchase the number of shares (sometimes referred to as the “Shares”) of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. This Option is being granted to you (sometimes also referred to as “Holder”, “Participant” or “Optionee”) outside of the Company’s 2020 Equity Incentive Plan, as amended from time to time (the “Plan”), pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules as a material inducement for Participant to commence employment with the Company. Nevertheless, this Option is subject to the terms, conditions and provisions set forth in the Plan (which are incorporated herein by reference), other than Section 11 thereof, as well as this Award Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement.

The details of your option are as follows:

1.            VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Such status will end on the day that notice of termination is provided whether oral or written (whether by the Company or Parent or Subsidiary for any reason or by Participant upon resignation) and will not be extended by any notice period that may be required contractually or under applicable local law. Notwithstanding the foregoing, the Committee (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Continuous Service status.

2.            NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for any Capitalization Adjustment.

3.            EXERCISE RESTRICTIONS.

(a)         Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4.            METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)         Wire transfer, bank draft or money order payable to the Company.

(b)         In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(c)         In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(d)         In the Company’s sole discretion, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise”, (ii) shares are delivered to you as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations.

(e)         In any other form of legal consideration that may be acceptable to the Board or the Committee.

5.            WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

6.            SECURITIES LAW COMPLIANCE; LIMITATIONS ON ABILITY TO EXERCISE OPTION. Notwithstanding anything to the contrary contained herein, you may not exercise your option, unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations. You understand, acknowledge and agree that if the issuance of shares of Common Stock that are issuable upon exercise of the option has not been registered under the Securities Act, then such shares are not freely tradeable and may only be publicly sold pursuant to the provisions of SEC Rule 144 or other applicable exemption from registration, if any.

7.            TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)         immediately upon the termination of your Continuous Service for Cause;

(b)         three months after the termination of your Continuous Service for any reason other than your Disability or death (the “Three Month Post-Termination Exercise Period”), unless the Board or the Committee approve in writing a longer period or unless a different period is provided for in an employment agreement or another written agreement entered into between the Company and you;

(c)         12 months after the termination of your Continuous Service due to your Disability;

(d)         12 months after your death if you die either during your Continuous Service or within three months after your Continuous Service terminates;

(e)         the Expiration Date indicated in your Grant Notice; or

(f)          the day before the 10th anniversary of the Date of Grant.

In connection with a Corporate Transaction (as defined in the Plan), the Board may take such actions with respect to this Option as are described in the Plan.

8.            EXTENSION OF TERM.

(a)         If during any part of the Three Month Post-Termination Exercise Period, your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date indicated in your Grant Notice or until it shall have been exercisable for an aggregate period of three months after the termination of your Continuous Service.

(b)         If during any part of the Three Month Post-Termination Exercise Period, the sale of shares issued upon exercise of your option would violate the Company’s Insider Trading Policy, your option shall not expire until the earlier of (i) the Expiration Date indicated in your Grant Notice, (ii) until it shall have been exercisable for an aggregate period of three months after the termination of your Continuous Service during which you can sell the shares issued upon exercise of your option without violating the Company’s Insider Trading Policy, or (iii) if required in order to not cause your option to become subject to Section 409A(a)(1) of the Code, the 15th day of the third month after the date on which your option would cease to be exercisable but for this section or such longer period as would not cause your option to become subject to Section 409A(a)(1) of the Code.

(c)         If (i) you are a Non-Exempt Employee, (ii) you terminate your Continuous Service within six months after the Date of Grant specified in your Grant Notice, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (A) the later of the date that is 7 months after the Date of Grant specified in your Grant Notice or the date that is three months after the termination of your Continuous Service, or (B) the Expiration Date indicated in your Grant Notice.

9.            EXERCISE.

(a)         You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)         By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

10.         TRANSFERABILITY.

(a)         Restrictions on Transfer. Your option shall not be transferable, except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit you to transfer your option in a manner that is not prohibited by applicable tax and/or securities laws upon your request.

(b)         Domestic Relations Orders. Notwithstanding the foregoing, your option may be transferred pursuant to a domestic relations order to the extent permitted by the Plan.

(c)         Beneficiary Designation. Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

11.         OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY AND/OR EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY AND/OR EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LOCAL LAWS).

12.         WITHHOLDING OBLIGATIONS.

(a)         At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)         Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted, unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)         You may not exercise your option, unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, unless such obligations are satisfied.

13.         NOTICES; COUNTERPARTS. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, three business days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents or communications relating to the Plan or this option by electronic means. This Option Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which shall constitute the same instrument. Facsimile or electronic signatures shall be deemed as effective as originals.

14.         GOVERNING PLAN DOCUMENT. This Award Agreement is subject to all terms and provisions of the Plan even though the Option is granted outside of, and not pursuant to, the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan. In addition, your Option (and any compensation paid or shares issued under your Option) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

15.         CONSENT TO NOTICES BY ELECTRONIC TRANSMISSION. By your execution of this Option Agreement, and without limiting the manner by which notices otherwise may be given effectively to you, including, without limitation, pursuant to the Delaware General Corporation Law (“DGCL”), any notice to you given by the Company under any provision of the DGCL, the certificate of incorporation of the Company or the bylaws of the Company, or pursuant this Option Agreement, the Plan, or any other agreement to which the Company and you are parties, shall be effective if given by a form of electronic transmission, and you hereby consent to delivery of notices by electronic transmission. Any such consent is revocable by you, by means of a written notice delivered by you to the Company. In addition, any such consent shall be deemed revoked if: (a) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and (b) such inability becomes known to the secretary or an assistant secretary of the Company or to the Company’s transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)          if by facsimile telecommunication, when directed to a number at which you have consented to receive notice;

(ii)         if by electronic mail, when directed to an electronic mail address at which you have consented to receive notice (and you consent to delivery of electronic mail notices at your Company (or Affiliate of the Company) email address);

(iii)        if by a posting on an electronic network together with separate notice to you of such specific posting, upon the later of (A) such posting, and (B) the giving of such separate notice; and

(iv)        if by any other form of electronic transmission, when directed to you.

(v)         An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

16.         COMMITTEE AUTHORITY. The Committee will have the power to interpret this Award Agreement and the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time. If so accelerated, such Option will be considered as having vested as of the date specified by the Committee. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17.         TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional 20% federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

18.         DATA PRIVACY. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data (as described below), including in this Option Agreement, by and among, as applicable, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering, and managing Optionee’s options and the provisions of the Plan applicable to such options. Optionee understands that the Company and any Subsidiary or Affiliate may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or Affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Personal Data”). Optionee understands that Personal Data may be transferred to any Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of this option and the Plan, that these recipients may be located in the United States, Optionee’s country (if different from the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country.

19.         REPRESENTATIONS OF HOLDER. The Holder represents and warrants to the Company as follows:

(a)          Acquisition of Option for Personal Account. The Holder is acquiring this Option and, upon any exercise will acquire any Shares, solely for Holder’s account for investment and not with a view to or for sale or distribution of this Option or the Shares or any part thereof.

(b)          Securities Are Not Registered. The Holder understands that:

(i)         the Option and the Shares issuable upon exercise of the Option (together, the “Securities”) have not been registered under the Securities Act, and that the Option and, upon exercise of the Option, the Shares, are being issued as pursuant to an exemption from registration of such securities provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the Securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Securities. The Holder hereby represents and warrants that it has no such present intention;

(ii)        the Option and the Shares are not registered under the Securities Act and must be held indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Option or the Shares, or to comply with any exemption from such registration;

(iii)       Holder is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act, unless certain conditions are met, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and, in certain circumstances, the number of Shares being sold during any three-month period not exceeding specified limitations; and

(iv)       Holder understands that there may be limitations under the Securities Act on the Holder’s ability to exercise the Option or to sell any Shares acquired upon exercise of the Option.

(c)          Information; Experience. Holder has received all the information it has requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Securities. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder. Holder has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Holder aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Holder’s business or financial experience, Holder is capable of evaluating the merits and risks of this investment, has the ability to protect Holder’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

(d)          Risk. Holder acknowledges that an investment in the Securities involves a high degree of risk, and represents that Holder is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e)          Disposition of Option and Shares. The Holder further agrees not to make any disposition of all or any part of the Option or Shares in any event, unless and until:

(i)         There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement;

(ii)        The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Option or Shares under the Securities Act or any applicable state securities laws; or

(iii)       The Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition.

(f)           Nature of Grant. In accepting the Option, the Holder acknowledges that:

(i)         the Plan may be modified or amended by the Company at any time;

(ii)        the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past;

(iii)        all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;

(iv)        Holder’s receipt of the Option is voluntary;

(v)         the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Holder’s employment contract, if any;

(vi)        the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(vii)       the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(viii)      the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Holder exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(ix)         in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and Holder irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Holder shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(x)          the Option will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

(g)         Legends. The Holder understands and agrees that all certificates evidencing the Shares issued to the Holder upon the exercise of this Option may bear the following legend and such other legends as the Company may reasonably request:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

20.         ADDITIONAL REQUIREMENTS. The Company reserves the right to impose other requirements on the Option and on any Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Option, and to require Holder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Holder understands that the laws of the country in which he or she is resident at the time of grant, vesting, and/or exercise of this Option or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option or may subject Holder to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Option or the Shares. Notwithstanding any provision herein, this Option and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Holder’s country (the “Country-Specific Addendum,” which forms part this Award Agreement if applicable). Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

21.         MISCELLANEOUS.

(a)        Amendment; Waiver. Any term of this Option may be amended or waived with the written consent of the Company and the Holder.

(b)        Severability. The invalidity or unenforceability of any provision of this Option in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Option, which shall remain in full force and effect.

(c)        Entire Agreement. This Option Agreement, the Plan and the other documents attached hereto or incorporated by reference herein constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

(d)        Counterparts. This Option may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronic signatures shall be as effective as originals.

(e)        Assignment. The rights and obligations of the Company under your Option and this Option Agreement may be assigned or transferred by the Company without your prior written consent.

(f)         Cooperation. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(g)        Review. You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s receipt of the Option, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s receipt or exercise of the Option or resale of the underlying Shares.

(h)        Applicable Laws. This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(i)         Successors and Assigns. The provisions of this Option Agreement will be binding on the permitted successors and assigns of the parties hereto.

*       *       *

This Option Agreement will be deemed to be signed by you upon the signing by you of the Stock Option Grant Notice to which it is attached.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ATTACHMENT II

NOTICE OF EXERCISE

DMK PHARMACEUTICALS CORPORATION
11622 El Camino Real, Suite 100
San Diego, CA 92130

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I (sometimes referred to as “Holder”) elect to purchase the number of shares (the “Shares”) for the price set forth below:

Stock option grant date:		__________ __, 202_
Number of shares as to which option is exercised:		_______
Certificates to be issued in name of:		_______
Exercise price per share:		$____
Total exercise price:		$___
Type of Option:	☒	Nonstatutory Stock Option
Exercisability:		Same as Vesting Schedule
Form of Payment:		By one or a combination of the following methods of payment:
☐ Cash or check
☐ Wire transfer, bank draft or money order payable to the Company
☐ In the Company’s sole discretion, pursuant to a Regulation T program, if the Company has established such a program (cashless exercise), if the shares are publicly traded
☐ In the Company’s sole discretion, by delivery of already-owned shares if the shares are publicly traded
☐ In the Company’s sole discretion, by net exercise, if the Company has established procedures for net exercise

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Stock Option Agreement relating to my Option (including the documents incorporated by reference therein), and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this Option.

I agree that, if required by the Company (or a representative of the underwriters) in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period following the effective date of the registration statement of the Company filed under the Securities Act or final prospectus relating to such offering, as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Holder represents and warrants to the Company as follows:

(a)           Acquisition of Option for Personal Account. The Holder is acquiring the Shares solely for Holder’s account for investment and not with a view to or for sale or distribution of the Shares or any part thereof.

(b)          Securities Are Not Registered. The Holder understands that, unless a registration statement has been filed by the Company and has become effective pursuant to the Securities Act registering the issuance of Shares upon exercise of the Option:

(i)              the Shares issuable upon exercise of the Option have not been registered under the Securities Act, and are being issued as pursuant to an exemption from registration of such securities provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the Shares for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Shares. The Holder hereby represents and warrants that it has no such present intention;

(ii)            the Shares are not registered under the Securities Act and must be held indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Shares, or to comply with any exemption from such registration, and that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period;

(iii)          Holder is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act, unless certain conditions are met, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and, in certain circumstances, the number of Shares being sold during any three-month period not exceeding specified limitations; and

(iv)          Holder understands that there may be limitations under the Securities Act on the Holder’s ability to sell any Shares acquired upon exercise of the Option.

(c)           Information; Experience. Holder acknowledges that Holder has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Holder has received all the information it has requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Shares. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given the Holder. Holder has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Holder aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Holder’s business or financial experience, Holder is capable of evaluating the merits and risks of this investment, has the ability to protect Holder’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

(d)          Risk. Holder acknowledges that an investment in the Shares involves a high degree of risk, and represents that Holder is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment.

(e)           Rights as Stockholder. Until the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

(f)           Tax Consultation. Holder understands that the Holder may suffer adverse tax consequences as a result of Holder’s purchase or disposition of the Shares. Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the Shares and that Holder is not relying on the Company for any tax advice.

(g)          Disposition of Option and Shares. The Holder further agrees not to make any disposition of all or any part of the Shares in any event, unless and until:

(i)          There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement;

(ii)         The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Shares under the Securities Act or any applicable state securities laws; or

(iii)        The Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition.

(h)          Legends. The Holder understands and agrees that all certificates evidencing the Shares issued to the Holder upon the exercise of this Option may bear the following legend and such other legends as the Company may reasonably request:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(i)           The other representations and warranties of the undersigned made in the Option Agreement are hereby re-confirmed as true and correct as of, and as if made on, the date of this Notice of Exercise.

HOLDER:

Signature:

Print Name:

ACCEPTED BY:

DMK Pharmaceuticals Corporation,

a Delaware corporation

By:
Title:
Date:

ATTACHMENT III

DMK PHARMACEUTICALS CORPORATION
2020 EQUITY INCENTIVE PLAN

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

III-1